SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Merrill Lynch & Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-2740599
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

4 World Financial Center
New York, New York	10080
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:    333-109802

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Strategic Return Notes® Linked to the Select Utility Index due September , 2009	The American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(None)

Item 1.	Description of Registrant’s Notes to be Registered.

The description of the general terms and provisions of the Strategic Return Notes® Linked to the Select Utility Index due September     , 2009, issued by Merrill Lynch & Co., Inc. (the “Notes”), set forth in the Preliminary Prospectus Supplement dated August 26, 2004, and the Prospectus dated November 26, 2003, attached hereto as Exhibit 99(A), is hereby incorporated by reference and contains certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-109802, which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.	Exhibits.

99	(A)	Preliminary Prospectus Supplement dated August 26, 2004, and Prospectus dated November 26, 2003 (incorporated by reference to registrant’s filing pursuant to Rule 424(b)).

99	(B)	Form of Note.

99	(C)	Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.

_________

*	Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC.

By:	/s/ Judith A. Witterschein
Judith A. Witterschein
Secretary

Date: September 22, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

MERRILL LYNCH & CO., INC.

EXHIBITS

TO

FORM 8-A DATED SEPTEMBER 22, 2004

INDEX TO EXHIBITS

Exhibit No.
99 (A)	Preliminary Prospectus Supplement dated August 26, 2004, and Prospectus dated November 26, 2003 (incorporated by reference to registrant’s filing pursuant to Rule 424(b)).

99 (B)	Form of Note.

99 (C)	Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

__________

*	Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.